Ford | NEWS

www.facebook.com/ford www.twitter.com/ford

Ford Appoints Jim Hackett as CEO to Strengthen Operations, Transform for Future; Farley, Hinrichs, Klevorn Take on New Roles

- Jim Hackett named as Ford Motor Company president and CEO, succeeding Mark Fields, who is retiring. Hackett, who will report to Executive Chairman Bill Ford, is recognized as a transformational business leader
- Hackett led Steelcase Inc.'s turnaround to become the world's No. 1 office furniture maker, served as interim Athletic Director at University of Michigan and has led Ford Smart Mobility LLC since March 2016. He served on Ford's board from 2013 to 2016
- Hackett, together with Bill Ford, will focus on three priorities: Sharpening operational execution, modernizing Ford's present business and transforming the company to meet tomorrow's challenges
- Ford also named leaders to three new roles under Hackett. Jim Farley is appointed executive vice president and president, Global Markets, Joe Hinrichs is appointed executive vice president and president, Global Operations, and Marcy Klevorn is appointed executive vice president and president, Mobility
- Mark Truby is appointed vice president, Communications, and elected a company officer. He succeeds Ray Day, who plans to retire from the company next year and will provide consulting services until then
- Paul Ballew is appointed vice president and Chief Data and Analytics Officer

DEARBORN, May 22, 2017 – Ford Motor Company today named Jim Hackett as its new president and CEO and announced key global leadership changes designed to further strengthen its core automotive business and accelerate a strategic shift to capitalize on emerging opportunities.

Hackett, 62, has a long track record of innovation and business success as CEO of Steelcase, Interim Athletic Director at the University of Michigan and executive chairman of Ford Smart Mobility LLC since March 2016.

Reporting to Executive Chairman Bill Ford, Hackett will lead Ford's worldwide operations and 202,000 employees globally. He succeeds Mark Fields, 56, who has elected to retire from Ford after a successful 28-year career with the company.

"We're moving from a position of strength to transform Ford for the future," Bill Ford said. "Jim Hackett is the right CEO to lead Ford during this transformative period for the auto industry and the broader mobility space. He's a true visionary who brings a unique, human-centered leadership approach to our culture, products and services that will unlock the potential of our people and our business."

For news releases, related materials, and high-resolution photos and video, visit www.media.ford.com or www.flickr.com/fordapa
Follow at www.facebook.com/ford, www.twitter.com/ford or www.youtube.com/fordasiapacific

For news releases, related materials, and high-resolution photos and video, visit www.media.ford.com or www.flickr.com/fordapa Follow at www.facebook.com/ford, www.twitter.com/ford or www.youtube.com/fordasiapacific 2 Added Hackett: “I am so excited to work with Bill Ford and the entire team to create an even more dynamic and vibrant Ford that improves people’s lives around the world, and creates value for all of our stakeholders. I have developed a deep appreciation for Ford’s people, values and heritage during the past four years as part of the company and look forward to working together with everyone tied to Ford during this transformative period.” Hackett, together with Bill Ford, will focus on three priorities:  Sharpening operational execution across the global business to further enhance quality, go-to-market strategy; product launch, while decisively addressing underperforming parts of the business  Modernizing Ford’s business, using new tools and techniques to unleash innovation, speed decision making and improve efficiency. This includes increasingly leveraging big data, artificial intelligence, advanced robotics, 3D printing and more  Transforming the company to meet future challenges, ensuring the company has the right culture, talent, strategic processes and nimbleness to succeed as society’s needs and consumer behavior change over time Bill Ford and Ford’s Board of Directors thanked Fields for his significant contributions to the company. “Mark Fields has been an outstanding leader and deserves a lot of credit for all he has accomplished in his many roles around the globe at Ford," Bill Ford said. “His strong leadership was critical to our North American restructuring, our turnaround at the end of the last decade, and our record profits in the past two years." Also today, Ford announced a new structure for its operations and named three new leaders reporting to Hackett: Jim Farley, 54, is appointed executive vice president and president, Global Markets. In this role, Farley will oversee Ford’s business units, The Americas; Europe, Middle East & Africa and Asia Pacific. In addition, Farley will oversee Lincoln Motor Company and global Marketing Sales & Service. Farley has served as executive vice president and president, Ford of Europe, Middle East and Africa since January 2015. Farley will also oversee the strategy and business model development for electrified vehicles and autonomous vehicles. Joe Hinrichs, 50, is appointed executive vice president and president, Global Operations. In this role, Hinrichs will oversee Ford’s global Product Development; Manufacturing and Labor Affairs; Quality; Purchasing; and Sustainability, Environmental and Safety Engineering; Hinrichs has been serving as Ford executive vice president and president, The Americas, since December 2012. Marcy Klevorn, 57, is appointed executive vice president and president, Mobility. In this role, Klevorn will oversee Ford Smart Mobility LLC, which was formed last year to accelerate the company’s plans to design, build, grow and invest in emerging mobility services, as well as Information Technology and Global Data, Insight and Analytics. Klevorn has served as group vice president, Information Technology and Chief Information Officer since January 2017. All three appointments are effective June 1. New leaders to succeed Hinrichs, Farley and Klevorn will be the subject of a future announcement.

"We are fortunate to have three dynamic and talented leaders in Jim Farley, Joe Hinrichs and Marcy Klevorn taking on greater responsibility," Bill Ford said. "Each has a track record of driving innovation, cost efficiency and delivering results around the world. They will work closely with Jim Hackett to lead Ford's day-to-day operations, build our brand and capitalize on emerging opportunities."

In addition, Ford appointed **Mark Truby**, 47, **vice president, Communications**, effective immediately, reporting to Bill Ford. He was elected a company officer. Truby has previously led Ford's Communications teams in Asia Pacific and Europe, Middle East & Africa. Truby succeeds Ray Day, who plans to retire from the company next year and will provide consulting services until then.

Ford also elected **Paul Ballew**, 52, as **Global Chief Data and Analytics Officer**, reporting to Klevorn. Ballew has been leading Ford's global data and analytics teams since December 2014, including development of new capabilities supporting connectivity and smart mobility.

# # #

About Ford Motor Company

Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 202,000 employees and 62 plants worldwide, the company's core business includes designing, manufacturing, marketing, financing and servicing a full line of Ford cars, trucks, SUVs and electrified vehicles, as well as Lincoln luxury vehicles. At the same time, Ford is aggressively pursuing emerging opportunities through Ford Smart Mobility, the company's plan to be a leader in connectivity, mobility, autonomous vehicles, the customer experience, and data and analytics. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford, its products worldwide or Ford Motor Credit Company, visit www.corporate.ford.com.

	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:	Shareholder Inquiries:
Contacts:	Mike Moran 1.313.322.1602 mmoran@ford.com Susan Krusel 1.313.322.7998 skrusel@ford.com	Dawn Dombroski 1.313.845.2868 fordir@ford.com	Karen Rocoff 1.313.621.0965 fixedinc@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

3

For news releases, related materials, and high-resolution photos and video, visit www.media.ford.com or www.flickr.com/fordapa
Follow at www.facebook.com/ford, www.twitter.com/ford or www.youtube.com/fordasiapacific